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THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED,
OR QUALIFIED UNDER ANY OTHER APPLICABLE SECURITIES LAWS. NO SALE OR TRANSFER OF THIS NOTE MAY BE MADE EXCEPT PURSUANT TO A REGISTRATION STATEMENT OR AN EXEMPTION FROM REGISTRATION UNDER SUCH LAWS.

                             GOURMETMARKET.COM, INC.
                           8% Convertible Bridge Note
                                                                        $160,000

         GOURMETMARKET.COM, INC., a Delaware corporation (the "Company"), having its principal place of business at 507 Howard Street, Suite 200, San Francisco, California 94105, for value received, hereby promises to pay to iiGroup, Inc., or permitted registered assigns ("Holder"), on December 31, 2000 (the "Maturity Date"), the principal sum of One Hundred Sixty Thousand Dollars ($160,000) (the "Principal Amount"). Simultaneously with the execution of this Note, the Company is issuing to the Holder 40,000 shares of its Common Stock as additional consideration for the loan evidenced by this Note.

         1. Interest. The Company shall pay interest on the outstanding Principal Amount from the date hereof at the rate of eight percent (8%) per annum. All interest shall accrue and be payable on the Maturity Date. All computations on interest shall be made on the basis of a year of 360 days on the actual number of days any such Principal Amount is outstanding. At the election of the Company, the Company may pay interest in shares of its Common Stock at a price calculated at the average closing bid price of the Common Stock for the five (5) business days preceding the interest payment.

         2. Prepayment. At any time following the date hereof, the Company may prepay the outstanding Principal Amount of this Note and accrued and unpaid interest thereon. The Company shall be required to prepay this Note upon (i) the sale of all of the outstanding shares of the Company, (ii) the sale of substantially all of the assets of the Company, or (iii) upon the closing of a financing or series of financings by the Company in which the gross proceeds to the Company are at least $5 million.

         3. Conversion. The Holder may convert the outstanding Principal Amount, together with accrued but unpaid interest, at any time or from time-to-time, in whole or in part, into Common Stock of the Company at the lower of $1.00 per share or a price calculated at seventy-five percent (75%) of the average closing bid price of the Common Stock in the five days preceding the date of conversion.


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         4.       Events of Default; Remedies.
                  ---------------------------

                  4.1 Events of Default; Acceleration. If any of the following conditions or events ("Events of Default") shall occur (whether voluntary or involuntary or arising by operation of law or otherwise):

                           (a) the Company shall default in the payment of any
principal of interest under this Note; or

                           (b) the Company (i) files, or consents by answer (or
failure to contest) or otherwise to the filing against it of, a petition for relief or reorganization or arrangement of any other petition in bankruptcy, for liquidation of dissolution or to take advantage of any present or future bankruptcy or insolvency law of any jurisdiction, (ii) make an assignment for the benefit of its creditors, (iii) seek or consent to the appointment of a custodian, receiver, trustee, liquidator or other officer wit similar powers of itself or of any substantial part of its property, (iv) be adjudicated a bankrupt or an insolvent or be liquidated or dissolved, or (v) take corporate action for the purpose of any of the foregoing;

                  then the unpaid principal amount of this Note, together with the interest accrued thereon, shall automatically become and be due and payable, without presentment, demand, protest, notice or other requirements of any kind, all of which are hereby expressly waived by the Company.

                  4.2 Remedies of Default. If any Event of Default shall have occurred and be continuing for a period of twenty (20) days, the Holder of this Note may proceed to and protect and enforce the rights available to such Holder either by an action at law, suit in equity or both, whether for the specific performance of any agreement contained in this Note, or for an injunction against a violation of any of the terms hereof, or in aid of the exercise of any power granted hereby or by law or otherwise. The Company will pay the Holder all such further amounts to cover the cost and expenses of collection including, without limitation, reasonable attorneys' fees, expenses and disbursements.

                  4.3 Remedies Not Waived. No course of dealing and no delay on the part of Holder in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice Holder's rights, powers or remedies.

                  4.4 Remedies Not Cumulative. No right, power or remedy conferred upon Holder shall be exclusive of any other right, power or remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise.


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         5. Modification and Waiver. The rights and obligations of the Company may not be modified or waived, except in writing signed by the Company and the Holder.

         6. Governing Law. This Note shall be governed by and construed in accordance with the substantive laws of the State of Florida without reference to its principles governing conflicts of law.

         IN WITNESS WHEREOF, the Company has caused this Note to be duly executed under its corporate seal as of the date which appears below.

Dated: February 29, 2000                   GOURMETMARKET.COM, INC.


                                           By:    /s/ Chanan Steinhart
                                                  ----------------------------
                                                    Chanan Steinhart, President


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